UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 3, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2005, at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of Georgia-Pacific Corporation (the "Company"), the shareholders approved and adopted the Georgia-Pacific Corporation 2005 Long-Term Incentive Plan (the "2005 LTIP"). Attached hereto as Exhibit 10.1 is a copy of the full text of the 2005 LTIP, which text is incorporated herein by this reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2005, at the Annual Meeting, each of the individuals set forth below was elected to serve as a director of the Company for a three-year term expiring in 2008:

	●	James S. Balloun
	●	Thomas D. Bell
	●	Jon A. Boscia
	●	Alston D. Correll; and
	●	John D. Zeglis.

Mr. Balloun was designated by the Board of Directors as Chairman of the Audit Committee and a member of the Executive and Governance Committee. Messrs. Bell, Boscia and Zeglis were each designated by the Board of Directors as a member of the Finance Committee and the Management Development and Compensation Committee.

Also, effective at the Annual Meeting, Mr. James. B. Williams retired as a director of the Company, having reached the mandatory retirement age for directors under the Company's Corporate Governance Guidelines.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on May 3, 2005 regarding, among other things, the declaration by the Board of Directors of a regular quarterly dividend, which press release is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Georgia-Pacific Corporation 2005 Long-Term Incentive Plan.

99.1 Press release issued by Georgia-Pacific Corporation on May 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 3, 2005

GEORGIA-PACIFIC CORPORATION

		By:	/s/ DOUGLAS P. ROBERTO

		Name:	Douglas P. Roberto
		Title:	Secretary

EXHIBIT INDEX

10.1	Georgia-Pacific Corporation 2005 Long-Term Incentive Plan.

99.1	Press release issued by Georgia-Pacific Corporation on May 3, 2005.